UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2004

LEAP WIRELESS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (IRS Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2004, Cricket Communications, Inc., a wholly-owned subsidiary of the registrant Leap Wireless International, Inc., entered into a Credit Agreement dated as of December 22, 2004 by and among Cricket Communications, Inc., a Delaware corporation, as Lender, Alaska Native Broadband 1 License, LLC, a Delaware limited liability company, as Borrower, and Alaska Native Broadband 1, LLC, a Delaware limited liability company, as Guarantor.

The Borrower is a wholly-owned subsidiary of the Guarantor. The two members of the Guarantor, Alaska Native Broadband 1, LLC, are Alaska Native Broadband, LLC a Delaware limited liability company that is the sole manager of Guarantor, and Cricket Communications, Inc. The Borrower previously filed an application with the FCC to participate in the upcoming auction of broadband personal communications service licenses being conducted by the FCC, referred to as Auction No. 58, which is expected to commence on January 26, 2005.

Cricket has agreed to make an equity investment of $3.0 million in Guarantor and to make loans to Borrower of up to $69.5 million under the Credit Agreement. Proceeds of loans under the Credit Agreement may be used by the Borrower to make deposits, down payments, bid withdrawal payments or payments for licenses in Auction No. 58, and to finance the build-out, initial operation and working capital requirements of the Borrower’s network systems for such licenses.

Loans under the Credit Agreement accrue interest at the rate of 12% per annum. Interest is added to principal quarterly until the commencement of amortization and is payable quarterly thereafter. Amortization of the outstanding principal under the Credit Agreement, in equal quarterly installments, commences thirty days after Borrower has completed the FCC’s initial construction milestone requirements for its licenses, with such loans generally maturing on the fourth anniversary of such date. The Borrower may prepay loans under the Credit Agreement at any time without premium or penalty. The Borrower must prepay loans under the Credit Agreement with any refunds of auction deposits, down payments or license payments received from the FCC.

The obligations of the Borrower and the Guarantor under the Credit Agreement are secured by all of the assets of Borrower and Guarantor. The Credit Agreement and the related security agreements contain customary representations, warranties, covenants and conditions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: January 5, 2005	By:	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
Chief Financial Officer